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                                                                      Exhibit 21

                           SUBSIDIARIES OF THE COMPANY

                                                                 Jurisdiction of
                                                                  Incorporation
             Name                                                or Organization
             ----                                                ---------------

MeriStar H&R Operating Company, L.P.                              Delaware
MeriStar Management Company, L.L.C.                               Delaware
AGH Leasing, L.P.                                                 Delaware
CapStar BK Company, L.L.C.                                        Delaware
CapStar California Beverage Corporation                           California
CapStar Hallmark Company, L.L.C.                                  Missouri
CapStar HGI Company, L.L.C.                                       Delaware
CapStar KC Company II, L.L.C.                                     Delaware
CapStar Winston Company, L.L.C.                                   Delaware
CapStar Wyandotte II Company, L.L.C.                              Missouri
MeriStar AGH Company, L.L.C.                                      Delaware
MeriStar Palmas Corp.                                             Delaware
MeriStar Palmas L.P. Corp.                                        Delaware
MeriStar Palmas, L.P., S.en C., (S.E.)                            Puerto Rico
MeriStar Storrs Company, L.L.C.                                   Delaware
Twin Towers Leasing, L.P.                                         Florida
MeriStar Laundry, L.L.C.                                          Delaware
MeriStar Preston Center, L.L.C.                                   Delaware
CapStar St. Louis Company, L.L.C.                                 Delaware
CapStar Wyandotte Company, L.L.C.                                 Missouri
MIP GP, L.L.C.                                                    Delaware
MIP GP, Inc.                                                      Delaware
MeriStar Management (Vancouver), Ltd.                             Canada
MeriStar Vacations, L.L.C.                                        Delaware
MeriStar HGI, L.L.C.                                              Delaware
MeriStar Pink Shell, L.L.C.                                       Delaware
HAI Acquisition Corp.                                             Delaware
Corporate Lodgings, Inc.                                          Delaware
BridgeStreet California, Inc.                                     Delaware
BridgeStreet North Carolina, Inc.                                 Delaware
Temporary Housing Experts, Inc.                                   Delaware
Temporary Corporate Housing, Inc.                                 Delaware
BridgeStreet Canada, Inc.                                         Canada
BridgeStreet Colorado, Inc.                                       Delaware
BridgeStreet Raleigh, Inc.                                        North Carolina
BridgeStreet Accommodations, Inc.                                 United Kingdom
Haus Account, L.L.C.                                              Maryland
BridgeStreet Maryland, Inc.                                       Delaware
BridgeStreet Arizona, Inc.                                        Delaware
BridgeStreet Accommodations, Ltd.                                 United Kingdom
Apalachee Bay SAS                                                 France
MML Restaurant Associates Inc.                                    Delaware
Flagstone Hospitality Management, L.L.C.                          Delaware

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BridgeStreet Nevada, Inc.                                         Delaware
BridgeStreet Texas, L.P.                                          Delaware
BridgeStreet London, Ltd.                                         United Kingdom
Loryt(1), Ltd.                                                    United Kingdom
BridgeStreet Wardrobe Place, Ltd.                                 United Kingdom
MeriStar Flagstone, L.L.C.                                        Delaware